Exhibit 23.5

3006, Two Exchange Square, 8 Connaught Place, Hong Kong Tel: 852 2191 7566 Fax: 852 2191 7995 www.frost.com
04 March 2026

RUI HOLDINGS INC

Plot 2224, Block 6739, Al-Zanbaq Street,

King Abdullah Economic City,

Makkah Province, Saudi Arabia 23982

Attention: The Board of Directors

Re: Consent of Frost & Sullivan Limited

Dear Sirs or Madams:

We understand that RUI HOLDINGS INC (the “Company”) intends to file a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with its initial public offering (the “Proposed IPO”).

We hereby consent to the references to our name and the inclusion of information, data, and statements from our research reports and amendments thereto, including but not limited to the industry research report titled “Market Study on AIoT and Smart Operations Solutions Market” (the “Report”), and any subsequent amendments to the Report, as well as the citation of our research report and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondences with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K or other SEC filings (collectively, the “SEC Filings”), (iv) on the websites of the Company and its subsidiaries and affiliates, (v) in institutional and retail road shows and other activities in connection with the Proposed IPO, and in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours faithfully
For and on behalf of
Frost & Sullivan Limited

/s/ Jessica Lau
Name:	Jessica Lau
Title:	Executive Director